Exhibit 11.0
------------

                            BAB HOLDINGS, INC.
                   COMPUTATION OF EARNINGS PER SHARE
      3 MONTHS ENDED AUG 31, 1997 VERSUS 3 MONTHS ENDED AUG 31, 1996
      9 MONTHS ENDED AUG 31, 1997 VERSUS 9 MONTHS ENDED AUG 31, 1996

                                   3 Months   3 Months   9  Months  9 Months
                                   8/31/97     8/31/96    8/31/97    8/31/96
                                   --------   --------   ---------  --------
PRIMARY EPS
Net income(loss)                  $(528,411)   148,443   $(354,426) $292,087
Less:  Preferred dividend
        accumulated                (374,862)         -    (597,577)        -
                                   --------    -------    --------  --------
Net income (loss) attributable
  to common shareholders          $(903,273)  $148,443   $(952,003) $292,087
                                   ========    =======    ========  ========
Weighted average shares
   outstanding                    7,601,288   7,245,405  7,330,246  7,250,672
                                  =========   =========  =========  =========
Net income (loss) per
   common share                   $ (0.1188)   $ 0.0205  $ (0.1299) $ 0.0403
                                  =========   =========  =========  =========

FULLY DILUTED  EPS
Net income(loss)                  $(528,411)  $148,443  $ (354,426) $ 292,087
Less:  Preferred dividend
       accumulated                 (374,862)         -    (597,577)        -
                                  ---------   --------   ---------  ---------
Net income (loss) attributable
  to common shareholders          $(903,273)  $148,443   $(952,003) $ 292,087
                                  =========   ========   =========  =========
Weighted average shares
   outstanding                    7,601,288  7,648,941   7,330,246  7,337,226
                                  =========  =========   =========  =========
Net income (loss) per
   common share                   $(0.1188)  $ 0.0194    $(0.1299)  $  0.0398
                                  =========  =========   =========  =========
